UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2012

CONMED HEALTHCARE MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27554	42-1297992
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7250 Parkway Dr.
Suite 400	21076
Hanover, MD	(Zip Code)
(Address of principal executive
offices)

Registrant’s telephone number, including area code: (410) 567-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 16, 2012, Conmed Healthcare Management, Inc., a Delaware corporation (“Conmed” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Correct Care Solutions, LLC, a Kansas limited liability company (“Parent”), and Hanover Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of Parent (“Purchaser”), pursuant to which, among other things, Purchaser will commence a tender offer (the “Offer”) for all the issued and outstanding shares (the “Shares”) of the Company’s common stock, par value $.0001 per share, subject to the terms and conditions of the Merger Agreement.

Merger Agreement

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence the Offer at a purchase price of $3.95 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Offer Price”). The Offer will remain open for a minimum of 20 business days from commencement, subject to possible extension on the terms set forth in the Merger Agreement. Pursuant to the Merger Agreement, following the closing of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned direct subsidiary of Parent (the “Surviving Corporation”). In the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than (i) Shares owned by Parent, Purchaser or any other direct or indirect wholly-owned subsidiary of Parent (including as a result of an exercise of the Top-Up Option (as defined below) by Purchaser) and Shares owned by the Company or any direct or indirect wholly-owned subsidiary of the Company, and in each case not held on behalf of third parties, and (ii) Shares owned by stockholders who validly exercise appraisal rights under Delaware law with respect to such Shares, will be automatically canceled and converted into the right to receive the Offer Price, without interest thereon and less any applicable withholding taxes.

Consummation of the Offer is subject to several conditions, including that (i) there shall have been validly tendered and not withdrawn that number of Shares which, when added to the Shares already owned by Parent or any of its subsidiaries, would represent at least 90% of the outstanding Shares at such time; (ii) there shall not have been any cancellation or termination, or threatened cancellation or termination in writing by a person or entity who has decision-making authority with respect to such contract, of contracts between the Company or any of its subsidiaries and its customers, that are in effect as of the date of the Merger Agreement (other than the customer contract with Alexandria, Virginia), that in aggregate would have the effect of a loss of annualized revenue greater than $4,000,000; (iii) the Company and its subsidiaries shall have on hand immediately prior to Purchaser’s acceptance for payment of Shares tendered pursuant to the Offer cash and cash equivalents determined in accordance with GAAP in an aggregate amount equal to or greater than the sum of $16,500,000 minus the costs and expenses arising out of or relating to the Merger Agreement and the consummation of the transactions contemplated thereby; (iv) there shall not have been (x) enacted any change in applicable law, (y) any change in the enforcement of any applicable law, or (z) any public announcement by a governmental authority indicating that it intends to change its interpretation or enforcement of applicable law, in each case, that would reasonably be expected to impair in any material respect the ability of the Company or any of its subsidiaries to continue to conduct their businesses in a manner consistent with historical practice in Arizona, Maryland, Virginia and Washington; and (v) certain other customary conditions.

If Purchaser shall acquire at least 90% of the issued and outstanding Shares following the completion of the Offer, the parties will effect the Merger as a short-form merger without the need for approval by the Company’s stockholders. If Purchaser does not acquire at least 90% of the outstanding Shares following the completion of the Offer, subject to the terms of the Merger Agreement and the number of authorized Shares available under the Company’s certificate of incorporation, the Company has granted Purchaser an irrevocable option (the “Top-Up Option”), exercisable after completion of the Offer, to purchase at a price per Share equal to the Offer Price that number of Shares that when added to the number of Shares directly owned by Parent and Purchaser at the time of exercise of the Top-Up Option, shall constitute one Share more than 90% of the Shares outstanding immediately after the issuance of the Top-Up Option. If Purchaser acquires more than 50% of the outstanding Shares in the Offer, Purchaser may approve the Merger by written consent in lieu of the Company holding a meeting of stockholders.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser, including covenants to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement. The Company has agreed to operate its business in the ordinary course consistent with past practice until the Effective Time and, to the extent consistent with and not in violation of any other provisions of the Merger Agreement, the Company has agreed to use its commercially reasonable efforts to preserve substantially intact its present business organization and to maintain satisfactory relationships with its customers, lenders, suppliers and others having material business relationships with it. The Company has also agreed to comply with certain other operating covenants between the signing of the Merger Agreement and the consummation of the Merger.

The Company has agreed not to solicit, initiate or take any action to knowingly facilitate or encourage discussions concerning alternative proposals, or enter into any agreement relating to an alternative proposal, for the acquisition of the Company. However, subject to the satisfaction of certain conditions, the Company and its Board of Directors (the “Board”), as applicable, would be permitted to take certain actions which may, as more fully described in the Merger Agreement, include terminating the Merger Agreement to enter into an unsolicited superior proposal or effecting a change of the Board’s recommendation, with respect to an unsolicited superior proposal or the occurrence of certain intervening events, if the Board has concluded in good faith after consultation with its advisors that the failure to do so would be inconsistent with its fiduciary duties under applicable law.

The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, each of the Company and Parent may be required to pay the other a termination fee of $1,716,000 and, in connection with a termination of the Merger Agreement by Parent under specified circumstances, termination expenses up to $858,000.

The Board has unanimously (i) determined that the transactions contemplated in the Merger Agreement, including the Merger and the Offer, are fair and in the best interest of the Company’s stockholders, (ii) approved and declared advisable the Merger and the Offer and the other transactions contemplated by the Merger Agreement, (iii) adopted the Merger Agreement and approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the transactions contemplated thereby, including the Offer and the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, and (iv) resolved to recommend that the holders of Shares accept the Offer, tender their Shares pursuant to the Offer and, to the extent required by Delaware law, approve the Merger and adopt the Merger Agreement, in each case on the terms and subject to the conditions set forth in the Merger Agreement.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been incorporated by reference herein to provide investors with information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission (the “SEC”) and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances related to the Company. In particular, the representations, warranties and covenants set forth in the Merger Agreement (a) were made solely for purposes of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement, (b) may be subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by certain disclosures made to Parent and Purchaser not reflected in the text of the Merger Agreement, (c) will not survive consummation of the Merger, (d) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (f) may have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties. The Merger Agreement and this summary are not intended to modify or supplement any factual disclosures about the Company, and should not be relied upon as disclosure about the Company without consideration of the periodic and current reports and statements that the Company filed with the SEC. Factual disclosures about the Company contained in public reports filed with the SEC may supplement, update or modify the factual disclosures contained in the Merger Agreement.

Tender and Voting Agreement

Concurrently with the execution of the Merger Agreement, each director and executive officer of the Company entered into a tender and voting agreement (the “Tender and Voting Agreement”) with Parent whereby each has committed, among other things, subject to the terms and conditions of the Tender and Voting Agreement, to tender their Shares in the Offer and vote in favor of the Merger. The number of Shares so committed to be tendered in the aggregate pursuant to the Tender and Voting Agreement equals 19.3% of the outstanding Shares on the date of the Merger Agreement. The Tender and Voting Agreement automatically terminates upon the earlier of the termination of the Merger Agreement and the Effective Time.

The foregoing description of the Tender and Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Tender and Voting Agreement, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Richard W. Turner Employment Agreement

On July 16, 2012, the Company entered into an employment agreement (the “Turner Agreement”) with Richard W. Turner (“Dr. Turner”), effective upon the closing and consummation of the transactions contemplated in the Merger Agreement (the “Closing” and the date of the Closing, the “Closing Date”). The Turner Agreement amends and restates the Employment Agreement, dated January 11, 2012, between the Company and Dr. Turner.

Under the terms of the Turner Agreement, the Company will employ Dr. Turner as the Company’s Chief Executive Officer for a 6-month period commencing on the Closing Date. Dr. Turner will receive a base salary at the rate of $29,166.67 per month. Dr. Turner is also eligible for a performance bonus to be determined by the Board with a target bonus amount of $17,500 for each full month of employment between the Closing Date and Dr. Turner’s termination. 50% of such performance bonus will be based on the Company’s retention of 100% of the customers of the Company and associated revenue as of the date of the Closing, as determined by the Board, and 50% will be based on Dr. Turner’s completion of visits to all customers of the Company, as reasonably requested by the Board. Dr. Turner is also entitled to participate in all employee benefit plans from time to time in effect for employees of the Company generally, except to extent such plans are duplicative of benefits otherwise provided to Dr. Turner under the Turner Agreement. The Company has agreed to pay the expenses and taxes related to Dr. Turner’s renting of an apartment located near the Company’s headquarters.

In the event of termination of Dr. Turner’s employment, the Company will pay Dr. Turner (i) any base salary earned but not paid through the date of termination and (ii) any amounts owing for reimbursement of expenses properly incurred by Dr. Turner prior to the date of termination and which are reimbursable in accordance with the Turner Agreement. In the event of a termination of employment by the Company, if such termination is not for misconduct or otherwise for cause, the Company will give Dr. Turner 30 days’ written notice of the termination or a payment of 30 days’ base salary (as in effect on the date of such termination) in lieu of such notice.

Dr. Turner is subject to covenants not to compete and not to solicit customers or employees of the Company for the period beginning on the Closing Date and ending 24 months immediately following termination of Dr. Turner’s employment for any reason with the Company.

Stephen B. Goldberg Employment Agreement

On July 16, 2012, the Company entered into an employment agreement (the “Goldberg Agreement”) with Stephen B. Goldberg (“Dr. Goldberg”), effective upon the Closing. The Goldberg Agreement amends and restates in its entirety the Employment Agreement, dated November 4, 2008, as amended, between the Company and Dr. Goldberg.

Under the terms of the Goldberg Agreement, the Company will employ Dr. Goldberg as the Company’s Chief Operating Officer for a three-year period commencing on the Closing Date, with successive one-year renewals thereafter. Dr. Goldberg will receive an annual salary of $408,000. Dr. Goldberg is also eligible for a performance bonus award to be determined by the Board with a target bonus amount of $102,102.60 for the fiscal year 2012, which bonus will be prorated to reflect nine months, and a target bonus amount of 20% of Dr. Goldberg’s base salary for each fiscal year thereafter. Dr. Goldberg will also receive an annual bonus of 10% of his then current base salary if 100% of the customers of the Company (excluding any customer for whom the Company has elected not to renew their contract) and associated revenue as of the date of the Closing are retained as of January 1 of the subject year. Dr. Goldberg is entitled to participate in all employee benefit plans from time to time in effect for employees of the Company generally, except to extent such plans are duplicative of benefits otherwise provided to Dr. Goldberg under the Goldberg Agreement.

If the Goldberg Agreement is terminated without “cause” (as defined in the Goldberg Agreement), Dr. Goldberg terminates his employment for “good reason” (as defined in the Goldberg Agreement), or the Company provides written notice of its election not to renew the term of the Goldberg Agreement, Dr. Goldberg will be entitled to (i) any base salary owed, and all bonuses earned, and unpaid through the date of termination; (ii) a cash payment equal to his then current base salary; and (iii) prorated bonus compensation for the year in which such termination occurred.

Dr. Goldberg is subject to covenants not to compete and not to solicit customers or employees of the Company for the period beginning on the Closing Date and ending 24 months immediately following termination of Dr. Goldberg’s employment for any reason with the Company.

Larry Doll Employment Agreement

On July 16, 2012, the Company entered into an employment agreement (the “Doll Agreement”) with Larry Doll (“Mr. Doll”), effective upon the Closing. The Doll Agreement amends and restates in its entirety the Employment Letter, dated January 24, 2007, between the Company and Mr. Doll.

Under the terms of the Doll Agreement, the Company will employ Mr. Doll as the Company’s Senior Vice President, Strategic Development, for a three-year period commencing on the Closing Date, with successive one-year renewals thereafter. Mr. Doll will receive an annual salary of $167,500. Mr. Doll is also eligible for a performance bonus award to be determined by the Board with a target bonus amount of $48,043 for the fiscal year 2012, which bonus will be prorated to reflect nine months, and a target bonus amount of 20% of Mr. Doll’s base salary for each fiscal year thereafter. Mr. Doll will also receive an annual bonus of $7,500 if 100% of the customers of the Company (other than Alexandria, Virginia and any customer for whom the Company has elected not to renew their contract) and associated revenue as of the date of the Closing are retained as of January 1 of the subject year. Mr. Doll is entitled to participate in all employee benefit plans from time to time in effect for employees of the Company generally, except to extent such plans are duplicative of benefits otherwise provided to Mr. Doll under the Doll Agreement.

If the Doll Agreement is terminated without “cause” (as defined in the Doll Agreement), Mr. Doll terminates his employment for “good reason” (as defined in the Doll Agreement), or the Company provides written notice of its election not to renew the term of the Doll Agreement, Mr. Doll will be entitled to (i) any base salary owed, and all bonuses earned, and unpaid through the date of termination; (ii) a cash payment equal to his then current base salary; and (iii) prorated bonus compensation for the year in which such termination occurred.

Mr. Doll is subject to covenants not to compete and not to solicit customers or employees of the Company for the period beginning on the Closing Date and ending 24 months immediately following termination of Mr. Doll’s employment for any reason with the Company.

The foregoing descriptions of the Turner Agreement, Goldberg Agreement and Doll Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and incorporated herein by reference.

Item 8.01. Other Events.

On July 16, 2012, the Company issued a press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to Conmed's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “potentially,” or similar expressions. These statements are based upon the current beliefs and expectations of Conmed's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Conmed’s control). These factors include, but are not limited to: uncertainties as to the timing of the Offer and Merger; uncertainties as to how many of the Company stockholders will tender their stock in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the proposed transaction may not be satisfied or waived; the effects of disruption from the proposed transaction making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; unexpected costs or expenses resulting from the proposed transaction; litigation or adverse judgments relating to the proposed transaction; other risks relating to the consummation of the proposed transaction; any changes in general economic and/or industry-specific conditions; and other factors described in Conmed’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the Offer documents to be filed by Purchaser and the solicitation/recommendation statement to be filed by the Company. Other factors not currently anticipated by management may also materially and adversely affect the closing of the Merger transaction. Conmed undertakes no obligation to update publicly or revise any forward-looking statements made, whether as a result of new information, future results or otherwise.

IMPORTANT INFORMATION ABOUT THIS TENDER OFFER

This report is not an offer to purchase or a solicitation of an offer to sell securities of Conmed. The planned Offer by Purchaser for all of the outstanding Shares of Conmed has not been commenced. On commencement of the Offer, Purchaser will mail to Conmed stockholders an offer to purchase and related materials and Conmed will mail to its stockholders a solicitation/recommendation statement with respect to the Offer. Purchaser will file its offer to purchase with the SEC on Schedule TO, and Conmed will file its solicitation/recommendation statement with the SEC on Schedule 14D-9. Conmed stockholders are urged to read these materials carefully when they become available, since they will contain important information, including terms and conditions of the Offer. Conmed stockholders may obtain a free copy of these materials (when they become available) and other documents filed by Purchaser or Conmed with the SEC at the website maintained by the SEC at www.sec.gov. These materials also may be obtained (when they become available) for free by contacting the information agent for the Offer.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of July 16, 2012, by and among Conmed Healthcare Management, Inc., Correct Care Solutions, LLC, and Hanover Merger Sub, Inc.*

10.1	Employment Agreement, dated as of July 16, 2012, by and between Richard W. Turner and Conmed Healthcare Management, Inc.

10.2	Employment Agreement, dated as of July 16, 2012, by and between Stephen B. Goldberg and Conmed Healthcare Management, Inc.

10.3	Employment Agreement, dated as of July 16, 2012, by and between Larry Doll and Conmed Healthcare Management, Inc.

99.1	Form of Tender and Voting Agreement and schedule of signatories thereto.

99.2	Press Release of Conmed Healthcare Management, Inc., dated July 16, 2012.

*Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED HEALTHCARE MANAGEMENT, INC.

By:	/s/ Richard W. Turner
Name: Richard W. Turner
Title: Chairman and Chief Executive Officer

Date: July 18, 2012